Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectuses constituting part of GenCorp Inc.’s Registration Statements No. 33-28056 and 333-91783 on Forms S-8 and Post Effective Amendment No. 1 to Registration Statement No. 2-98730, pertaining to the GenCorp Retirement Savings Plan of our report dated May 25, 2005, with respect to the financial statements and schedule of the GenCorp Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Sacramento, California
June 29, 2005